TERRASCEND CORP.

SUBSCRIPTION AGREEMENT FOR CONVERTIBLE DEBENTURES

TO: TERRASCEND CORP.

The Subscriber (as hereinafter defined) hereby irrevocably subscribes for and agrees to purchase from TerrAscend Corp. (the “Corporation”) that number of secured convertible debentures of the Corporation (the “Convertible Debentures”) set out below at a price of US$1,000 per Convertible Debenture (the “Subscription Price”). The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Convertible Debentures” including without limitation the terms, representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below

Number of Convertible Debentures: x US$1,000
(Name of Subscriber)

Account Reference (if applicable):
By:	Aggregate Subscription Cost: (the “Subscription Amount”)
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Residential Address, including Province and Postal Code)

(Subscriber’s Telephone Number) (Email Address)

Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by it.

(Name of Disclosed Principal)

(Address of Disclosed Principal)

(Account Reference, if applicable)

The Subscriber hereby provides the following registration and delivery instructions in connection with the Convertible Debentures being purchased hereunder.

Account Registration Information: (Name) (Account Reference, if applicable) (Address, including Postal Code)	Delivery Instructions as set forth below: (Name) (Account Reference, if applicable) (Address) (Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held, directly or indirectly, if any: ____________________________________________ ____________________________________________

State whether Subscriber is an Insider (as defined herein) of the Corporation:

 Yes FORMCHECKBOX No FORMCHECKBOX

State whether Subscriber is a Registrant (as defined herein) of the Corporation:

 Yes FORMCHECKBOX No FORMCHECKBOX

State whether Subscriber is a member of a Pro Group:

 Yes FORMCHECKBOX No FORMCHECKBOX

Return by:

June 17, 2026

Return as directed by the Corporation

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
CONVERTIBLE DEBENTURES

ARTICLE 1
- INTERPRETATION
1.1
Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Business Day” means any day, other than (a) a Saturday or Sunday, (b) any other day on which the principal chartered banks located in Toronto, Ontario are not open for business, or (c) any other day on which banks are not required or authorized to close in New York, New York.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Shares” means common shares in the capital of the Corporation.

“Convertible Debentures” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Corporation” means TerrAscend Corp. and includes any successor corporation to or of the Corporation.

“Disclosed Principal” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Governmental Body” means any domestic or foreign federal, provincial, territorial, regional, state, municipal, regional, local or other government, governmental department, quasi-governmental authority, arbitration tribunal, agency, authority or body (whether administrative, legislative, executive or otherwise), court, tribunal, commission or commissioner, bureau, minister or ministry, board or agency, or other regulatory authority, including the Securities Regulators and stock exchanges.

“Insider” shall have the meaning ascribed to such term in subsection 1(1) of the Securities Act (Ontario).

“Interest Shares” means the Common Shares issuable in payment of interest on the Convertible Debentures as described in the Term Sheet and in accordance with the terms of the Convertible Debentures.

“International Jurisdiction” shall have the meaning ascribed to such term in Section 6.1.

“Maturity Date” means the date that is 60 months following the Closing Date.

“NI 45-106” means National Instrument 45-106 - Prospectus Exemptions.

“Offering” means the offering of approximately US$25,000,000 aggregate principal amount of Convertible Debentures to be issued and sold by the Corporation pursuant to the Subscription Agreements.

“person” means any individual, corporation, partnership, trust, fund, association, syndicate, organization or other organized group of persons, whether incorporated or not, and an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

“Public Disclosure Documents” shall have the meaning ascribed to such term in Section 5.1.

“Registrant” means a dealer, adviser, investment fund manager, an ultimate designated person or chief compliance officer as those terms are used pursuant to the Securities Laws, or a person (as that term is defined herein) registered or otherwise required to be registered under the Securities Laws.

“SEC” means the United States Securities and Exchange Commission.

“Securities Laws” means as applicable, the securities laws, regulations, rules, blanket rulings, policies, notices, interpretation notes, orders and multilateral or national instruments adopted by the Securities Regulators and the rules and policies of the TSX.

“Securities Regulators” means the securities commission or other securities regulatory authorities of all of the Selling Jurisdictions or the relevant Selling Jurisdictions as the context so requires.

“Selling Jurisdictions” means the provinces and territories of Canada, the United States and such other jurisdictions in Canada and outside of Canada which are agreed to by the Corporation.

“Subscriber” means the subscriber for the Convertible Debentures as set out on the face page of this Subscription Agreement and includes, as applicable, each Disclosed Principal for whom it is acting.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “herein”, “hereof”, “hereto”, “hereunder”, and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Amount” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet attached hereto as Schedule “A”.

“TSX” means the Toronto Stock Exchange.

“Underlying Shares” means the Common Shares issuable on conversion of the Convertible Debentures.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2
Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3
Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4
Subdivisions and Headings

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions and the inclusion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement. The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer. Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2
- SCHEDULES
2.1
Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A” - Term Sheet

Schedule “B” - Canadian Accredited Investor Status Certificate

Schedule “C” - Employee, Executive Officer, Director and Consultant Status
Certificate

Schedule “D” - Offshore Purchaser Certificate

Schedule “E” - Accredited Investor Certificate

Schedule “F” - Contact Information For Canadian Securities Commissions

Schedule “G” - Wire Instructions

Schedule “H” - Election to Apply Existing Debenture Proceeds

ARTICLE 3
- SUBSCRIPTION AND TERMS OF THE CONVERTIBLE DEBENTURES
3.1
Subscription for Convertible Debentures

The Subscriber hereby confirms its irrevocable subscription for the number of Convertible Debentures as set out on the face page hereof from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Amount which is payable as described in Article 4 hereto.

3.2
Terms of the Convertible Debentures

The Convertible Debentures shall be in such form and shall contain such terms and conditions as agreed to by the Corporation. A summary of certain terms of the Convertible Debentures are set forth in the Term Sheet attached hereto as Schedule “A”, however, reference should be made to the definitive terms of the Convertible Debentures. In the event of a conflict or inconsistency between the Term Sheet and the terms of the Convertible Debentures, the terms of the Convertible Debentures shall be paramount and shall govern.

3.3
Interest on Convertible Debentures

The Subscriber acknowledges that the outstanding principal under each Convertible Debenture shall bear interest at a rate of 8.00% per annum payable quarterly in arrears on each of March 31, June 30, September 30 and December 31 in each year that such Convertible Debenture is outstanding. Notwithstanding the foregoing, the Corporation may, in its sole discretion, elect to pay all or any portion of the interest accrued on the principal outstanding under the Convertible Debentures during any interest period in kind (and not in cash) by capitalizing such interest as additional principal, which interest shall constitute “PIK Interest” under the Convertible Debentures. If any interest is capitalized in accordance with the Convertible Debentures, then the amount of PIK Interest to be added to the outstanding principal for such interest period shall be calculated based on an interest rate equal to 9.00% per annum, provided that if the Corporation elects to pay all or any portion of the interest accrued on the outstanding principal by way of PIK Interest for more than 4 interest periods, then for each additional interest period where PIK Interest is paid, the PIK Interest for each such additional interest period shall be calculated based on an interest rate equal to 10.00% per annum.

3.4
Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation reserves the right, in its absolute discretion, to reject this subscription for Convertible Debentures, in whole or in part, at any time prior to the Closing Time. If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation or to counsel to the Corporation representing the Subscription Amount will be promptly returned to the Subscriber without interest or deduction. If this subscription is accepted only in part, a cheque representing any refund of the Subscription Amount for that portion of the subscription for the Convertible Debentures which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4
- CLOSING
4.1
Closing

Delivery and sale of the Convertible Debentures and payment of the Subscription Amount will be completed (the “Closing”) electronically at 12:01 a.m. (Toronto time) (the “Closing Time”) on June 23, 2026 or such other place, date or time as the Corporation may determine (the “Closing Date”), provided such date is not later than a day mandated by the TSX. At Closing, settlement of the Convertible Debentures will be completed in certificated form. If on or prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with, this completed Subscription Agreement has been delivered to the Corporation and the Subscription Amount for the Convertible Debentures subscribed for under this Subscription Agreement has been paid in accordance with Section 4.2(a), Cassels Brock & Blackwell LLP is irrevocably directed to release the Subscription Amount to the Corporation and to issue the Convertible Debentures subscribed for hereunder. The Subscriber will take up, purchase and pay for the Convertible Debentures purchased hereunder at the Closing upon the satisfaction of the conditions set out herein. The Subscriber agrees to indemnify and hold harmless Cassels Brock & Blackwell LLP for any losses, costs, damages or other liability that Cassels Brock & Blackwell LLP may suffer or incur in connection with any act or omission by Cassels Brock & Blackwell LLP taken or made pursuant to this Section 4.1.

4.2
Conditions of Closing

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement and the Corporation is relying on the truth of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)
on or before June 17, 2026, payment by the Subscriber of the Subscription Amount by way of electronic money transfer in United States dollars in accordance with the wire instructions attached hereto as Schedule “G”, or such other payment method as may be agreed to by the Corporation. Notwithstanding the foregoing, to the extent that the Subscriber is a holder of Existing Debentures (as defined in Schedule “H”), the Subscriber may elect, in accordance with Schedule “H” hereto, to pay all or any portion of the Subscription Amount by the application of principal and/or accrued and unpaid interest owing to the Subscriber under such Existing Debentures in lieu of payment in cash, subject to the terms and conditions set forth in Schedule “H”, and subject to the Subscriber having properly completed, signed and delivered the acknowledgement provided in Schedule “H” by no later than June 17, 2026. For the avoidance of doubt, to the extent the Subscription Amount is not satisfied in full by the application of amounts owing under the Existing Debentures, the balance of the Subscription Amount shall be payable in cash in accordance with this Section 4.2(a).
(b)
on or before June 17, 2026, the Subscriber having properly completed, signed and delivered this Subscription Agreement (including the Canadian Accredited Investor Status Certificate in Schedule “B”, the Employee, Executive Officer, Director and Consultant Status Certificate in Schedule “C”, the Offshore Purchaser Certificate in Schedule “D”, and the Accredited Investor Certificate in Schedule “E”, as applicable, including any exhibit attached thereto, as applicable) as may be directed by the Corporation;
(c)
the Subscriber having executed and returned to the Corporation, at the Corporation’s request, all other documents as may be required by the Securities Laws for delivery by the Corporation on behalf of the Subscriber;
(d)
the Corporation accepting the Subscriber’s subscription, in whole or in part;
(e)
the Corporation having obtained all necessary approvals and consents and regulatory approvals in respect of the Offering;

(f)
the issue and sale of the Convertible Debentures being exempt from the requirement to file a prospectus or registration statement and the requirement to deliver an offering memorandum under applicable Securities Laws relating to the offer and sale of the Convertible Debentures, or the Corporation having received such orders, consents or approvals as may be required to permit such sale without the requirement to file a prospectus or registration statement or to deliver an offering memorandum; and
(g)
all documentation relating to the offer, sale and issuance of the Convertible Debentures being in form and substance satisfactory to the Corporation (including, without limitation, execution and delivery of all instruments, documents and agreements (such as intercreditor agreements, subordinations, postponements or collateral agency agreements, as the case may be) that may be required in connection with each Convertible Debenture).
4.3
Authorization of the Corporation

The Subscriber irrevocably authorizes the Corporation, in its discretion, to act as the Subscriber’s representative in connection with the Offering and at the Closing, and hereby appoints the Corporation, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)
to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber, including this Subscription Agreement and the Schedules hereto, in connection with the subscription for the Convertible Debentures, except that the Corporation may not complete, correct or modify any substantive representation, warranty, covenant or certification relating to the Subscriber’s accredited investor status, beneficial ownership, residency, investment intent, source of funds, or eligibility to participate in the Offering without the Subscriber’s prior written confirmation;
(b)
to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions for the Subscriber’s benefit contained in this Subscription Agreement or any ancillary or related document; and
(c)
to terminate or not deliver this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the Corporation in its sole discretion may determine.

This power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which is acknowledged. This power of attorney and other rights and privileges granted under this section will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber. This power of attorney extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber. Any person dealing with the Corporation may conclusively presume and rely upon the fact that any document, instrument or agreement executed by the Corporation pursuant to this power of attorney is authorized and binding on the Subscriber, without further inquiry. The Subscriber agrees to be bound by any representations or actions made or taken by the Corporation pursuant to this power of attorney, and waives any and all defences that may be available to contest, negate or disaffirm any action of the Corporation taken in good faith under this power of attorney.

ARTICLE 5
– REPRESENTATIONS AND WARRANTIES OF
THE CORPORATION
5.1
Representations, Warranties and Covenants of the Corporation

The Corporation hereby represents and warrants to and covenants and agrees with the Subscriber, as of the date hereof and as of the Closing Date, that:

(a)
Organization; Powers. The Corporation (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in each jurisdiction where such qualification is required and (iv) has the power and authority to execute, deliver and perform its obligations under the Subscription Agreement to which it is or will be a party and to issue the Convertible Debentures and the Underlying Shares in accordance with the terms hereof and thereof.
(b)
Authorization. The Corporation has the requisite power and authority to enter into and perform its obligations under the Subscription Agreement and to issue (i) the Convertible Debentures and (ii) the Underlying Shares. The execution, delivery and performance by the Corporation of the Subscription Agreement (i) has been duly authorized by the board of directors of the Corporation and the Corporation has obtained all corporate, or similar action required to be obtained by the Corporation; and (ii) will not (a) violate (A) any provision of law (including, without limitation, the Securities Laws) applicable to the Corporation, (B) the certificate or articles of incorporation, amalgamation or other constitutive documents or by-laws of the Corporation, or (C) any applicable order of any court or any rule, regulation or order of any Governmental Body applicable to the Corporation, (b) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) under any such indenture, certificate of designation for preferred shares, agreement or other instrument or (c) result in the creation or imposition of any mortgage, lien, defect, pledge, claim, charge, hypothecs, deeds of trust, taxes, rights of first refusal, security interest, encumbrance, title retention agreement, option, equity or other adverse claim upon or with respect to any property or assets now owned or hereafter acquired by the Corporation.
(c)
Enforceability. The Subscription Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Convertible Debentures, when the certificate representing the Convertible Debentures has been executed by the Corporation, will be issued to and paid for by the Subscriber as contemplated by the Subscription Agreement, will be valid and binding obligations of the Corporation enforceable against the Corporation in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and will be in the form contemplated by, and entitled to the benefits of, the certificate representing the Convertible Debentures.
(d)
No Consents. Other than the approval of the TSX and customary post-closing filings required by Securities Laws, no action, consent or approval of, registration or filing with or any other action by any Governmental Body is or will be required for the execution, delivery or performance of the Subscription Agreement.
(e)
Public Disclosure Documents. The Corporation has timely filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the SEC on EDGAR and with Canadian securities regulators on the Company’s profile on SEDAR+ pursuant to applicable Securities Laws (the “Public Disclosure Documents”). As of their respective dates, the Public Disclosure Documents complied in all material respects with the requirements of applicable Securities Laws applicable to the Public Disclosure Documents.
(f)
Issuance of Securities. The Corporation has taken, or will have taken prior to the Closing Time, all necessary corporate action to: (i) authorize, and upon receipt of the applicable purchase price therefor, validly issue the Convertible Debentures; and (ii) reserve the Underlying Shares for issuance, and upon conversion of the Convertible Debentures in accordance with their terms set out in the certificate representing the Convertible Debentures, the Underlying Shares will be issued and delivered by the Corporation, as validly issued, fully paid and non-assessable Common Shares. The Corporation has complied with the applicable Securities Laws, in all material respects, in connection with the offer, sale and issuance of the Convertible Debentures and Underlying Shares.

(g)
United States Securities Law Matters. Assuming the accuracy of the representations and warranties of the Subscriber, the offer, sale and issuance of the Convertible Debentures and the issuance of the Underlying Shares pursuant to this Agreement are exempt from the registration requirements of the U.S. Securities Act. All Subscribers of the Convertible Debentures shall be informed that the Convertible Debentures and Underlying Shares have not been and will not be registered under the U.S. Securities Act and applicable state Securities Laws and are being offered and sold to such Subscribers in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder and similar exemptions under applicable U.S. state securities laws.
ARTICLE 6
– ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER
6.1
Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser, including any Disclosed Principal, for whom it is acting hereunder, hereby acknowledges, represents and warrants to, and covenants with, the Corporation as follows and acknowledges that the Corporation is relying on such acknowledgments, representations, warranties and covenants in connection with the transactions contemplated herein:

(a)
The Subscriber certifies that it is resident, or if not an individual has its head office, in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not being used solely for the purpose of acquiring the Convertible Debentures and the Subscriber was solicited to purchase the Convertible Debentures in only such jurisdiction.
(b)
The Subscriber was not created or used solely to purchase or hold securities as an “accredited investor” within the meaning of NI 45-106.
(c)
If the Subscriber is resident in a jurisdiction of Canada, the Subscriber has properly completed, executed and delivered to the Corporation the certificate as set forth in Schedule “B” (Canadian Accredited Investor Status Certificate) or Schedule “C”, (Employee, Executive Officer, Director and Consultant Status Certificate) as applicable, and the information contained therein is true and correct as of the date hereof and will be true and correct as of the Closing Time, and if less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.
(d)
The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the U.S. Securities Act. The Subscriber agrees to furnish any additional information requested by the Corporation or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Convertible Debentures. Each Subscriber, regardless of residency, has properly completed, executed and delivered to the Corporation the certificate as set forth in Schedule “E” (Accredited Investor Certificate), and the information contained therein is true and correct as of the date hereof and will be true and correct as of the Closing Time.
(e)
If the Subscriber is a resident of a country other than Canada or the United States (an “International Jurisdiction”) then, in addition to the other representations and warranties contained herein, the Subscriber represents and warrants that:
(i)
the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;
(ii)
the Subscriber is purchasing the Convertible Debentures pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities laws of that

International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Convertible Debentures under the applicable securities laws of the International Jurisdiction without the need to rely on such an exemption;
(iii)
the applicable securities laws of the International Jurisdiction do not require the Corporation to file a prospectus, registration statement or similar document, to register the Convertible Debentures, the Underlying Shares or the Interest Shares or to make any filings with or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;
(iv)
the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Convertible Debentures, the Underlying Shares or the Interest Shares to the Subscriber complies with or will comply with, as applicable, all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or required to comply with any disclosure, prospectus or reporting requirements under any such applicable laws;
(v)
the Subscriber has completed and delivered to the Corporation the certificate in Schedule “D” (the Offshore Purchaser Certificate) evidencing the Subscriber’s (and any Disclosed Principal’s) status under the securities laws of its International Jurisdiction and confirms the truth and accuracy of all statements made in such certificate as of the date of this Subscription Agreement and as of the Closing Time; and
(vi)
the Subscriber will, if requested by the Corporation, or its counsel, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction in which the Subscriber resides which will confirm the matters referred to in subsections (ii), (iii) and (iv) above to the satisfaction of the Corporation and its counsel, acting reasonably.
(f)
If the Subscriber is a resident of a country other than Canada, the Subscriber acknowledges that (i) the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus in Canada pursuant to Section 2.3 of OSC Rule 72-503 – Distributions Outside of Canada and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber; (ii) that Subscriber is acquiring the Convertible Debentures, Underlying Shares and Interest Shares not with a present view to or for distributing or reselling such securities in Canada, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in Canada; (iii) the Subscriber is not resident in Canada or subject to applicable Securities Laws; and (iv) the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Convertible Debentures, Underlying Shares and Interest Shares complies with or will comply with, as applicable, all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or required to comply with any disclosure, prospectus or reporting requirements under any such applicable laws.
(g)
The Subscriber acknowledges that the distribution of the Convertible Debentures in Canada is being made on an exempt distribution basis and that any resale of the Convertible Debentures in Canada must be made through an appropriately registered dealer or in accordance with an available exemption from the dealer registration requirements of applicable securities laws, and in accordance with, or pursuant to an exemption from, the prospectus requirements of such laws, which vary depending on the province.
(h)
The acknowledgements, representations, warranties, covenants and information of the Subscriber contained in this Subscription Agreement (including Schedule “B”, Schedule “C”, Schedule “D” or Schedule “E”, as applicable) are true and correct as of the date of execution of this Subscription Agreement and will be true and correct as of the Closing Time.

(i)
The Subscriber is aware that none of the Convertible Debentures, the Underlying Shares or the Interest Shares have been and none of them will be registered under the U.S. Securities Act or applicable state Securities Laws and are being offered and sold to the Subscriber in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder and similar exemptions under applicable U.S. state securities laws, and that the Convertible Debentures, the Underlying Shares or the Interest Shares may not be offered or sold, directly or indirectly, in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or unless an exemption from such registration requirements is available, and the Subscriber acknowledges that the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act or applicable state securities laws in respect of any of the Convertible Debentures, the Underlying Shares or the Interest Shares.
(j)
The Subscriber undertakes and agrees that it will not offer or sell any of the Convertible Debentures, the Underlying Shares or the Interest Shares unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or an exemption from such registration requirement is available.
(k)
The Subscriber represents and warrants that, to its knowledge, the offer, sale and issuance of the Convertible Debentures to the Subscriber under this Subscription Agreement is not a transaction, or part of a chain of transactions which, although in technical compliance with an available exemptions under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act.
(l)
The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Convertible Debentures and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.
(m)
The Subscriber is subscribing for the Convertible Debentures as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws), unless it is subscribing as agent for a Disclosed Principal or acting as trustee or agent for a fully managed account (including for certainty, a portfolio manager or comparable advisor). If it is subscribing as agent for a Disclosed Principal, it has disclosed the name of the Disclosed Principal on the face page of this Subscription Agreement and acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each Disclosed Principal for whom the Subscriber is acting.
(n)
In the case of a subscription for the Convertible Debentures by the Subscriber acting as trustee or agent for a fully managed account (including for greater certainty, a portfolio manager or comparable advisor) or as agent for a Disclosed Principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of the fully managed account or Disclosed Principal, as applicable and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, the fully managed account or Disclosed Principal, as applicable.
(o)
In the case of a subscription for the Convertible Debentures by the Subscriber acting as principal, this Subscription Agreement (and all other documentation in connection with such subscription) has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber. This Subscription Agreement will be enforceable in accordance with its terms against the Subscriber.

(p)
If the Subscriber is:
(i)
a corporation, the Subscriber is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Convertible Debentures as contemplated herein and to carry out and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement;
(ii)
a partnership, syndicate or other form of unincorporated organization, the Subscriber has the necessary legal capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Convertible Debentures as contemplated herein and to carry out and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof and the individual signing this Subscription Agreement has been duly authorized to execute and deliver this Subscription Agreement; or
(iii)
an individual, the Subscriber is of the full age of majority in his or her jurisdiction of residence and is legally competent to execute, deliver and be bound by this Subscription Agreement, to subscribe for the Convertible Debentures as contemplated herein and to carry out and perform his or her covenants and obligations hereunder.
(q)
There is no person acting or purporting to act in connection with the Offering who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Convertible Debentures, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof.
(r)
The Subscriber is not acting jointly or in concert with any other subscriber in connection with the Offering for the purpose of the acquisition of the Convertible Debentures.
(s)
If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue and/or sale of the Convertible Debentures as may be required by any securities commission, stock exchange or other regulatory authority.
(t)
The Subscriber has been advised to consult its own legal advisors with respect to the execution, delivery and performance by it of the Subscription Agreement and the transactions contemplated by this Subscription Agreement, including but not limited to, trading in the Convertible Debentures, the Underlying Shares and the Interest Shares and with respect to the hold periods and resale restrictions imposed by the Securities Laws of the jurisdiction in which the Subscriber resides and other applicable securities laws, and acknowledges that no representation has been made by the Corporation respecting the applicable hold periods imposed by the Securities Laws or other resale restrictions applicable to such securities which restrict the ability of the Subscriber (or others for whom it is contracting hereunder) to resell such securities, that the Subscriber (or others for whom it is contracting hereunder) is solely responsible to find out what these restrictions are and the Subscriber is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.
(u)
The Subscriber has not received or been provided with, nor has it requested, nor does it have any need to receive, a prospectus, offering memorandum, within the meaning of the Securities Laws, or any sales or advertising literature in connection with the Offering or any document purporting to describe the business and affairs of the Corporation which has been prepared for review by prospective purchasers to assist such purchasers in making an investment decision in respect of the

Convertible Debentures and the Subscriber’s decision to subscribe for the Convertible Debentures was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to facts made by or on behalf of the Corporation, or any employee, agent or affiliate thereof or any other person associated therewith, except as set forth herein. The Subscriber’s decision to subscribe for the Convertible Debentures was based solely upon this Subscription Agreement, the Term Sheet attached hereto as Schedule “A” and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber).
(v)
The Subscriber is not purchasing the Convertible Debentures with knowledge of material information or knowledge of a “material fact” or “material change” (as those terms are defined in applicable Securities Laws) concerning the Corporation which has not been generally disclosed.
(w)
Neither the Corporation nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations:
(i)
that any person will resell or repurchase the Convertible Debentures;
(ii)
that any person will refund all or any part of the Subscription Amount; or
(iii)
as to the future price or value of the Convertible Debentures or the Underlying Shares or the Interest Shares.
(x)
The subscription for the Convertible Debentures has not been made through or as a result of, and the distribution of the Convertible Debentures is not being accompanied by any advertisement, including without limitation in advertisements, articles, notices or other printed public media, radio, television, internet or other form of telecommunications, including electronic display, or as part of a general solicitation, including by means of any “general solicitation” or “general advertising” (as such terms are used in Regulation D under the U.S. Securities Act).
(y)
The Subscriber confirms that it:
(i)
has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks (including the potential loss of its entire investment) of its proposed investment in the Convertible Debentures;
(ii)
is capable of assessing the merits and risks (including the potential loss of their entire investment) of the proposed investment in the Convertible Debentures;
(iii)
is aware of the characteristics of the Convertible Debentures and understands the risks relating to an investment therein; and
(iv)
is able to bear the economic risk of loss of its investment in the Convertible Debentures.
(z)
The funds representing the Subscription Amount which will be advanced by the Subscriber to the Corporation hereunder, will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. The Subscriber represents and covenants that (a) to the best of the Subscriber’s knowledge, none of the Subscription Amount to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) the Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith.

(aa)
the Subscriber is purchasing the Convertible Debentures as principal for its own account, or for the account of a beneficial purchaser for which it is acting as fiduciary or agent, for investment purposes only, and not with a view to the resale or distribution of all or any of the Convertible Debentures in violation of United States federal or state securities laws;
(bb)
the Subscriber acknowledges that the Convertible Debentures, the Underlying Shares and the Interest Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and therefore may not be offered or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and the Subscriber therefore acknowledges and agrees that the Convertible Debentures, the Underlying Shares and the Interest Shares will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and may not be offered, sold, pledged or otherwise transferred, directly or indirectly, unless (i) they are subsequently registered under the U.S. Securities Act and applicable state securities laws or (ii) an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available, and that prior to any transfer of the Convertible Debentures, the Underlying Shares or the Interest Shares, the Subscriber may be required to deliver to the Corporation and the transfer agent for the Convertible Debentures, the Underlying Shares or the Interest Shares a legal opinion of recognized counsel, or other evidence in form and substance reasonably satisfactory to the Corporation, to the effect that such transfer does not require registration under the U.S. Securities Act or applicable state securities laws;
(cc)
the Subscriber understands, acknowledges and agrees that upon the original issuance of the Convertible Debentures, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, the certificates representing the Convertible Debentures, the Underlying Shares and the Interest Shares may bear a legend in substantially the following form, in addition to any other legends required by applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ANY COMMON SHARES ISSUABLE AS INTEREST THEREON, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

if the Subscriber is an “affiliate” of the issuer for purposes of Rule 144 under the U.S. Securities Act:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE HELD BY A PERSON WHO MAY BE DEEMED TO BE AN AFFILIATE OF THE ISSUER FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). ANY AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE CORPORATION THAT ACQUIRES THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY COMMON SHARES ISSUED UPON CONVERSION OF THE

SECURITIES REPRESENTED BY THIS CERTIFICATE (OR ANY INTEREST IN ANY OF THE FOREGOING) MAY NOT RESELL SUCH SECURITIES OR SHARES (OR INTEREST THEREIN), AS APPLICABLE, UNLESS IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION IMMEDIATELY FOLLOWING WHICH SUCH RESOLD SECURITY OR SHARE (OR INTEREST THEREIN), AS APPLICABLE, IS NOT A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).

(dd)
If the Subscriber is resident in a jurisdiction of Canada, the Subscriber understands, acknowledges and agrees that upon the original issuance of the Convertible Debentures, and until such time as the same is no longer required under applicable requirements of Securities Laws, the certificates representing the Convertible Debentures, the Underlying Shares and the Interest Shares may bear a legend in substantially the following form,

“UNLESS PERMITTED UNDER APPLICABLE SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE COMMON SHARES, IF ANY, ISSUABLE UPON CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND ANY COMMON SHARES ISSUABLE AS INTEREST THEREON, MUST NOT TRADE ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR COMMON SHARES ISSUABLE UPON CONVERSION THEREOF, AND ANY COMMON SHARES ISSUABLE AS INTEREST THEREON, BEFORE [INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER THE CLOSING DATE].”

(ee)
the Subscriber understands and acknowledges that Rule 144 under the U.S. Securities Act may be unavailable for resales of the Convertible Debentures, the Underlying Shares or the Interest Shares, and that the Corporation has no obligation to take any action to make such Rule 144 available for resales of the Convertible Debentures, the Underlying Shares or the Interest Shares;
(ff)
the Subscriber consents to the Corporation making a notation on its records or giving instructions to any transfer agent for the Convertible Debentures, the Underlying Shares or the Interest Shares in order to implement the restrictions on transfer set forth and described herein;
(gg)
the Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Convertible Debentures and is able to, and agrees to, bear the economic risk of loss of its investment; and
(hh)
the Subscriber acknowledges that the Corporation has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Convertible Debentures and the Subscriber has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Convertible Debentures.
6.2
Further Acknowledgments and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser, including any Disclosed Principal, for whom it is acting hereunder, hereby acknowledges, covenants and agrees as follows:

(a)
It has received and reviewed a copy of the Term Sheet attached hereto as Schedule “A” setting out the principal terms of the Offering. The Convertible Debentures shall be in such form and contain such terms and conditions as agreed to by the Corporation.
(b)
There are risks associated with the purchase of the Convertible Debentures and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Convertible Debentures, the

Underlying Shares or the Interest Shares nor have any such agencies or authorities made any recommendations or endorsements with respect to the Convertible Debentures, the Underlying Shares or the Interest Shares.
(c)
The Convertible Debentures offered hereby are, and the Underlying Shares and the Interest Shares may be, subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable Securities Laws, and the Subscriber covenants that it will not resell the Convertible Debentures or the Underlying Shares or the Interest Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation is not in any way responsible) for such compliance.
(d)
The Subscriber’s ability to transfer the Convertible Debentures, the Underlying Shares or the Interest Shares is limited by, among other things, applicable Securities Laws.

(e)
The Corporation is relying on the acknowledgements, representations, warranties and covenants contained herein and in the applicable Schedules attached hereto to determine the Subscriber’s eligibility to subscribe for the Convertible Debentures under applicable Securities Laws. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber contained herein or set forth in such applicable Schedules which takes place prior to the Closing Time.
(f)
The Corporation is relying on certain exemptions from the requirement to provide the Subscriber with a prospectus under the Securities Laws and, as a consequence of acquiring the Convertible Debentures pursuant to such exemptions:
(i)
certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber;
(ii)
the common law may not provide the Subscriber with an adequate remedy in the event that it suffers investment losses in connection with its subscription for the Convertible Debentures;
(iii)
the Subscriber may not receive information that would otherwise be required to be given under the Securities Laws; and
(iv)
the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws.
(g)
The Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement. The Subscriber is not relying on the Corporation or its respective affiliates or counsel in this regard.
(h)
This offer to subscribe is made for valuable consideration and, after the acceptance hereof by the Corporation, may not be withdrawn, cancelled, terminated or revoked by the Subscriber without the consent of the Corporation.
(i)
There is no government or other insurance covering the Convertible Debentures, the Underlying Shares or the Interest Shares.
(j)
Legal counsel retained by the Corporation are acting as counsel to the Corporation, not as counsel to the Subscriber.

(k)
The offer, issuance, sale and delivery of the Convertible Debentures is conditional upon such sale being exempt from the prospectus filing or registration requirements and the requirements to deliver an offering memorandum in connection with the distribution of the Convertible Debentures under the Securities Laws of the jurisdiction in which the Subscriber resides and other applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus.
(l)
The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders or securityholders of the Corporation, including the Subscriber.
(m)
There are risks associated with the purchase of the Convertible Debentures and the Subscriber may lose his, her or its entire investment.
(n)
The Subscriber acknowledges that this Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information to the Corporation. Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Convertible Debentures under the Securities Laws and other applicable securities laws, preparing and registering the Convertible Debentures to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency, and (c) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber consents to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Disclosed Principal.
(o)
The Subscriber acknowledges and consents to the collection, use and disclosure of personal information, including information provided by the Subscriber on the face page of this Subscription Agreement and in the Schedules attached hereto, by the TSX and its affiliates, authorized agents, subsidiaries and divisions, including the TSX for the following purposes: (i) to verify personal information that has been provided about each individual, (ii) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the issuer or its associates or affiliates, (iii) to conduct enforcement proceedings, and (iv) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSX, Securities Laws and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada. As part of this process, the Subscriber further acknowledges that the TSX also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished. The personal information collected by the TSX may also be disclosed (i) to the aforementioned agencies and organizations or as otherwise permitted or required by law and may be used for the purposes described above for their own investigations, and (ii) on the TSX’s website or through printed materials published by or pursuant to the directions of the TSX. The TSX may from time to time use third parties to process information and/or provide other administrative services and may share information with such third party services providers.
(p)
The information provided by the Subscriber on the face page of this Subscription Agreement identifying the name, address and telephone number of the Subscriber, the number of Convertible Debentures being purchased hereunder, the Subscription Amount, the Closing Date and the exemption that the Subscriber is relying on in purchasing the Convertible Debentures will be disclosed to certain Securities Regulators, and such information is being indirectly collected by the Securities Regulators under the authority granted to it under securities legislation. This information is being collected for the purposes of the administration and enforcement of the securities legislation of the jurisdiction and policy development. The Subscriber hereby acknowledges and consents to the collection, use, and disclosure of certain personal information by the applicable Security Regulators, including the publishing or otherwise making available to the public personal information including, for individuals, their name, number and type of securities purchased, the total Subscription Amount, and their Insider or Registrant status, if applicable, and for non-individual Subscribers, the above information and their address, contact person name and telephone number and the exemption that the Subscriber is relying on in purchasing the Convertible Debentures. If required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver and file and otherwise assist the Corporation in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Convertible Debentures.
(q)
In the event the Subscriber has any questions with respect to the indirect collection of such information by the Securities Regulators, the Subscriber should contact the securities regulatory authority at the contact details provided in Schedule “F”.
(r)
There may be material tax consequences to the Subscriber of an acquisition, conversion or disposition of the Convertible Debentures and on the disposition of the Underlying Shares or Interest Shares, and the Corporation does not give any opinion or make any representation with respect to the tax consequences to the Subscriber under United States federal, state or local, Canadian federal, provincial or local or other foreign tax law with respect to the foregoing.
6.3
Reliance on Acknowledgements, Representations, Warranties and Covenants

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation and its legal counsel in determining the Subscriber's eligibility (and, if applicable, the eligibility of the Disclosed Principal) to purchase the Convertible Debentures. The Subscriber further agrees that by accepting the Convertible Debentures, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth herein (including in any applicable Schedule attached hereto) which takes place prior to the Closing Time.

ARTICLE 7
- SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS
7.1
Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber for a period of one year following the Closing.

7.2
Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation with respect thereto and notwithstanding any subsequent disposition by the Subscriber of any of the Convertible Debentures, Underlying Shares or Interest Shares, shall continue in full force and effect for the benefit of the Corporation for a period of two years following the Closing.

ARTICLE 8 – MISCELLANEOUS

8.1 Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.2 Notices

(a)
Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by email, as follows:
(i)
in the case of the Corporation, to:

TerrAscend Corp.

77 City Centre Drive, Suite 501, East Tower

Mississauga, ON L5B 1M5

Attention: Lynn Gefen, Chief People and Legal Officer, Corporate Secretary

Email: [***]

with a copy to (which shall not constitute notice):

Cassels Brock & Blackwell LLP

40 Temperance Street, Suite 3200

Toronto, ON M5H 0B4

Attention: Jonathan Sherman

Email: [***]

(ii)
in the case of the Subscriber, at the address specified on the face page hereof.
(b)
Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by email, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.
(c)
Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.3 Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.4 Costs and Expenses

All costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.5 Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such jurisdiction.

8.6 Entire Agreement

This Subscription Agreement, including the Schedules attached hereto, constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties hereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid. This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.7 Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement. Counterparts may be delivered either in original or emailed PDF or electronic form and the parties adopt any signature received by email as original signatures of the parties. If less than a complete copy of this Subscription Agreement is delivered to the Corporation, the Corporation, and its advisors are entitled to assume that the Subscriber accepts and agrees to all the terms and conditions of the pages not delivered, unaltered.

8.8 Assignment

This Subscription Agreement may not be assigned by either party except with the prior written consent of the other parties hereto.

8.9 Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

8.10 Language

It is the express wish of the Subscriber that the Subscription Agreement and any related documentation be drawn up in English. Il est de la volonté expresse du souscripteur que la présente convention de souscription ainsi que tout document connexe soient rédigés en langue anglaise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

The Corporation hereby accepts the subscription for Convertible Debentures as set forth on the face page of this Subscription Agreement on the terms and conditions contained in this Subscription Agreement (including all applicable Schedules attached hereto) this ____ day of June, 2026.

TERRASCEND CORP.

Per:

Authorized Signing Officer

SCHEDULE “A”

TERM SHEET

(See attached.)

TerrAscend 2026 Debenture Offering:
Overview of Key Terms

SCHEDULE “B”

Canadian Accredited Investor Status CERTIFICATE

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate. This Schedule “B” is to be completed if the Subscriber is, or, if applicable, the beneficial purchaser for whom the Subscriber is contracting hereunder is, a resident of, or otherwise subject to the Securities Laws of, a province or territory of Canada.

Terms not otherwise defined herein have the meanings attributed to them in the Subscription Agreement and in National Instrument 45-106 – Prospectus Exemptions ("NI 45-106") promulgated under applicable Securities Laws. All monetary references are in Canadian dollars.

TO: TerrAscend Corp. (the “Corporation”)

In connection with the purchase by the undersigned Subscriber of the Convertible Debentures, the Subscriber, on its own behalf and on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”), hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)
the Subscriber is resident in or otherwise subject to the laws of the jurisdiction set out as the "Subscriber's Residential Address" on the face page of the Subscription Agreement and is purchasing as principal for its own account and not for the benefit of any other person;

(b)
the Subscriber is purchasing the Convertible Debentures as principal for its own account and not for the benefit of any other person or is deemed to be purchasing as principal pursuant to NI 45-106;

(c)
the Subscriber is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within one of the categories of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category;

(d)
the Subscriber was not created or used solely to purchase or hold securities as an accredited investor as described in paragraph (m) below;
(e)
if the Subscriber is purchasing under category (j), (k) or (l) below, it has completed and signed Exhibit “A” and Exhibit “B” attached hereto; and

(f)
upon execution, this Schedule “B”, including Exhibit “A” attached hereto, shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “B” is attached.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

FORMCHECKBOX	(a) except in Ontario, a Canadian financial institution, or a Schedule III bank;
FORMCHECKBOX

(a.1) in Ontario, a financial institution that is (i) a bank listed in Schedule I, II or III of the Bank Act (Canada); (ii) an association to which the Cooperative Credit Associations Act (Canada) applies or a central cooperative credit society for which an order has been made under subsection 473(1) of the Securities Act (Ontario); or (iii) a loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative or credit union league or federation that is authorized by a statute of Canada or Ontario to carry on business in Canada or Ontario, as the case may be;

FORMCHECKBOX	(b) the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);
FORMCHECKBOX

(c) a subsidiary of any person or company referred to in paragraphs (a), (a.1) or (b), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

FORMCHECKBOX

(d) a person or company registered under the securities legislation of a jurisdiction (province or territory) of Canada as an adviser or dealer (or in Ontario, except as otherwise prescribed by the regulations under the Securities Act (Ontario));

FORMCHECKBOX	(e) an individual registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);
FORMCHECKBOX

(e.1) an individual formerly registered under the securities legislation of a jurisdiction of Canada, other than an individual formerly registered solely as a representative of a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

FORMCHECKBOX

(f) the Government of Canada or a jurisdiction (province or territory) of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction (province or territory) of Canada;

FORMCHECKBOX

(g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

FORMCHECKBOX	(h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;
FORMCHECKBOX

(i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada), a pension commission or similar regulatory authority of a jurisdiction (province or territory) of Canada;

FORMCHECKBOX

(j) an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that, before taxes, but net of any related liabilities, exceeds $1,000,000;

 [Note: If you have initialed besides this subsection (j), you must complete Exhibit “A” to this Schedule “B”.]

FORMCHECKBOX	(j.1) an individual who beneficially owns financial assets having an aggregate realizable value that, before taxes but net of any related liabilities, exceeds $5,000,000;
FORMCHECKBOX

(k) an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

 [Note: If you have initialed besides this subsection (k), you must complete Exhibit “A” to this Schedule “B”.]

FORMCHECKBOX

(l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

 [Note: If you have initialed besides this subsection (l), you must complete Exhibit “A” to this Schedule “B”.]

FORMCHECKBOX	(m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;
FORMCHECKBOX

(n) an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] or 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in sub-paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

FORMCHECKBOX

(o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

FORMCHECKBOX

(p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

FORMCHECKBOX

(q) a person acting on behalf of a fully managed account managed by that person, if that person is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction;

FORMCHECKBOX

(r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

FORMCHECKBOX	(s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;
FORMCHECKBOX

(t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

FORMCHECKBOX	(u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser;
FORMCHECKBOX	(v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as an accredited investor; or
FORMCHECKBOX

(w) a trust established by an accredited investor for the benefit of the accredited investor’s family members of which a majority of the trustees are accredited investors and all of the beneficiaries are the accredited investor’s spouse, a former spouse of the accredited investor or a parent, grandparent, brother, sister, child or grandchild of that accredited investor, of that accredited investor’s spouse or of that accredited investor’s former spouse.

FORMCHECKBOX

(x) in Ontario, such other persons or companies as may be prescribed by the regulations under the Securities Act (Ontario).

             ***If checking this category (x), please provide a description of how this requirement is met.

For the purposes hereof, the following definitions are included for convenience:

(a)
“bank” means a bank named in Schedule I or II of the Bank Act (Canada);
(b)
“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;
(c)
“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;
(d)
“eligibility adviser” means:

(i) a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii) in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

A.
have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and
B.
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;
(e)
“executive officer” means, for an issuer, an individual who is: (i) a chair, vice-chair or president, (ii) a vice-president in charge of a principal business unit, division or function including sales, finance or production, or (iii) performing a policy-making function in respect of the issuer;
(f)
“financial assets” means (i) cash, (ii) securities, or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;
(g)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;
(h)
“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;
(i)
“person” includes

(i) an individual,

(ii) a corporation,

(iii) a partnership, trust, fund and an association, syndicate, organization or other organized group of persons whether incorporated or not, and

(iv) an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative.

(j)
“related liabilities” means (i) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or (ii) liabilities that are secured by financial assets;
(k)
“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);
(l)
“spouse” means, an individual who, (i) is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and
(m)
“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is an affiliate of another person or company if one of them is a subsidiary of the other, or if each of them is controlled by the same person.

In NI 45-106 and except in Part 2 Division 4 (Employee, Executive Officer, Director and Consultant Exemption) of NI 45-106, a person (first person) is considered to control another person (second person) if (a) the first person beneficially owns or directly or indirectly exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

The foregoing representations, warranties and certifications contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the Subscription Agreement to which this Schedule “B” is attached) and the Subscriber acknowledges that this accredited investor status certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations, warranties and certifications shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:	____________________	Signed:	________________________________

__________________________________________ Print the name of Subscriber

__________________________________________ If Subscriber is a corporation, print name and title of Authorized Signing Officer

EXHIBIT “A” TO SCHEDULE “B”

FORM FOR INDIVIDUAL ACCREDITED INVESTORS

WARNING! This investment is risky. Don't invest unless you can afford to lose all the money you pay for this investment.

SECTION 1 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
1. About your investment
Type of securities: Convertible Debentures	Issuer: TerrAscend Corp.
Purchased from: TerrAscend Corp.
SECTIONS 2 TO 4 TO BE COMPLETED BY THE PURCHASER
2. Risk acknowledgement
This investment is risky. Initial that you understand that:	Your Initials
Risk of loss - You could lose your entire investment of $ _____________ . [Instruction: Insert the total dollar amount of the investment.]
Liquidity risk - You may not be able to sell your investment quickly - or at all.
Lack of information - You may receive little or no information about your investment.

Lack of advice - You will not receive advice from the salesperson about whether this investment is suitable for you unless the salesperson is registered. The salesperson is the person who meets with, or provides information to, you about making this investment. To check whether the salesperson is registered, go to www.aretheyregistered.ca.

3. Accredited investor status

You must meet at least one of the following criteria to be able to make this investment. Initial the statement that applies to you. (You may initial more than one statement.) The person identified in section 6 is responsible for ensuring that you meet the definition of accredited investor. That person, or the salesperson identified in section 5, can help you if you have questions about whether you meet these criteria.

Your initials
•
Your net income before taxes was more than $200,000 in each of the 2 most recent calendar years, and you expect it to be more than $200,000 in the current calendar year. (You can find your net income before taxes on your personal income tax return.)

•
Your net income before taxes combined with your spouse's was more than $300,000 in each of the 2 most recent calendar years, and you expect your combined net income before taxes to be more than $300,000 in the current calendar year.

• Either alone or with your spouse, you own more than $1 million in cash and securities, after subtracting any debt related to the cash and securities.
• Either alone or with your spouse, you have net assets worth more than $5 million. (Your net assets are your total assets (including real estate) minus your total debt.)
4. Your name and signature
By signing this form, you confirm that you have read this form and you understand the risks of making this investment as identified in this form.
First and last name (please print):
Signature:	Date:

SECTION 5 TO BE COMPLETED BY THE SALESPERSON
5. Salesperson information

[Instruction: The salesperson is the person who meets with, or provides information to, the purchaser with respect to making this investment. That could include a representative of the issuer or selling security holder, a registrant or a person who is exempt from the registration requirement.]

First and last name of salesperson (please print):
Telephone:	Email:
Name of firm (if registered):
SECTION 6 TO BE COMPLETED BY THE ISSUER OR SELLING SECURITY HOLDER
6. For more information about this investment

TerrAscend Corp.

77 City Centre Drive, Suite 501, East Tower

Mississauga, ON L5B 1M5

Lynn Gefen, Chief People and Legal Officer, Corporate Secretary

Phone: [***]

Email: [***]

Website: www.terrascend.com

For more information about prospectus exemptions, contact your local securities regulator. You can find contact information at www.securities-administrators.ca.

SCHEDULE “C”

EMPLOYEE, EXECUTIVE OFFICER, DIRECTOR AND CONSULTANT

STATUS CERTIFICATE

This Schedule “C” is to be completed if the Subscriber is, or, if applicable, the beneficial purchaser for whom the Subscriber is contracting hereunder is, relying on the Employee, Executive Officer, Director and Consultant Exemption of NI 45-106.

TO: TerrAscend Corp. (the “Corporation”)

In connection with the purchase by the undersigned Subscriber of the Convertible Debentures, the Subscriber, on its own behalf and on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”) hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)
the Subscriber is resident in or otherwise subject to the securities laws of one of the provinces or territories of Canada;

(b)
the Subscriber is purchasing the Convertible Debentures as principal for its own account and not for the benefit of any other person;

(c)
the Subscriber is relying on the registration and prospectus exemptions provided under Section 2.24 of NI 45-106 on the basis that the Subscriber fits within the category of “employee, executive officer, director and consultant”; and

(d)
upon execution of this Schedule “C” by the Subscriber, this Schedule “C” shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “C” is attached.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the Subscription Agreement to which this Schedule “C” is attached) and the Subscriber acknowledges that this Employee, Executive Officer, Director and Consultant Status Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:	Signed: _______

Print the name of Subscriber

If Subscriber is a corporation, print name and title of Authorized Signing Officer

SCHEDULE “D”

offshore purchaser CERTIFICATE

(For investors outside of Canada and the United States)

TO: TerrAscend Corp. (the “Corporation”)

Reference is made to the subscription agreement between the Corporation and the undersigned (referred to herein as the “Subscriber”) dated as of the date hereof (the “Subscription Agreement”). Upon execution of this Subscriber Certificate by the Subscriber, this Subscriber Certificate (including all appendices thereto) shall be incorporated into and form a part of the Subscription Agreement.

Capitalized terms not specifically defined in this Schedule “D” have the meanings ascribed to them in the Subscription Agreement to which this Schedule “D” is attached.

In connection with the purchase by the undersigned Subscriber of the Convertible Debentures, the Subscriber, on its own behalf and on behalf of each Disclosed Principal for whom the Subscriber is acting (collectively, the “Subscriber”) hereby represents, warrants, covenants and certifies to the Corporation (and acknowledges that the Corporation and its counsel are relying thereon) that:

(a)
the Subscriber is not resident in Canada or subject to applicable Canadian securities laws;
(b)
the Subscriber is knowledgeable of, or has been independently advised as to, the applicable securities laws of the International Jurisdiction which would apply to this Subscription Agreement, if any;
(c)
the Subscriber is purchasing the Convertible Debentures pursuant to exemptions from any prospectus, registration or similar requirements under the applicable securities laws of that International Jurisdiction or, if such is not applicable, the Subscriber is permitted to purchase the Convertible Debentures under the applicable securities laws of the International Jurisdiction without the need to rely on such an exemption;
(d)
the applicable securities laws of the International Jurisdiction do not require the Corporation to file a prospectus, registration statement or similar document, to register the Convertible Debentures, the Underlying Shares or the Interest Shares or to make any filings with or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the International Jurisdiction;
(e)
the delivery of this Subscription Agreement, the acceptance of it by the Corporation and the issuance of the Convertible Debentures, the Underlying Shares or the Interest Shares to the Subscriber complies with or will comply with, as applicable, all applicable laws of the Subscriber’s jurisdiction of residence or domicile and all other applicable laws and will not cause the Corporation to become subject to or required to comply with any disclosure, prospectus or reporting requirements under any such applicable laws;
(f)
the Subscriber will not sell, transfer or dispose of the Convertible Debentures, the Underlying Shares or the Interest Shares except in accordance with all applicable laws, including applicable securities laws of Canada and the United States, and the Subscriber acknowledges that the Corporation shall have no obligation to register any such purported sale, transfer or disposition which violates applicable Canadian or United States securities laws; and
(g)
the Subscriber will, if requested by the Corporation, provide such evidence of compliance, including a certificate or opinion of local counsel from the International Jurisdiction, which will confirm all such matters as the Corporation or its counsel may request.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time (as defined in the Subscription Agreement to which this Schedule “D” is attached) and the Subscriber acknowledges that this Offshore Purchaser Certificate is incorporated into and forms a part of the Subscription Agreement to which it is attached. If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Corporation prior to the Closing Time.

Dated:	Signed: _______

Print the name of Subscriber

If Subscriber is a corporation, print name and title of Authorized Signing Officer

SCHEDULE “E”

Accredited Investor CERTIFICATE

The categories listed herein contain certain specifically defined terms. If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

TO: TerrAscend Corp. (the “Corporation”)

The undersigned, on its own behalf and, if applicable, on behalf of each beneficial purchaser, including each Disclosed Principal, for whom it is acting, hereby represents and warrants to and covenants and agrees with the Corporation that as of the date of the Subscription Agreement to which this Schedule “E” is annexed and as of the Closing (as defined in such Subscription Agreement) that:

(a)
The undersigned understands that the Corporation is relying upon the truthfulness and accuracy of the following representations of the undersigned contained herein and in the Subscription Agreement.

Initial if True

(b)
The undersigned, if an individual, is of the full age of majority in the undersigned’s jurisdiction of residence and legally competent to execute and deliver the Subscription Agreement.

Initial if True

(c)
The undersigned confirms the representations and warranties made by it in Section 6.1 of the Subscription Agreement.

Initial if True

(d)
The undersigned has been advised and understands that an investment in the Corporation involves substantial risks, and hereby represents that he/she/it is able to bear the risks of his/her/its investment in the Corporation.

Initial if True

(e)
The undersigned further represents and acknowledges that he/she/it has been solely responsible for his/her/its own “due diligence” investigation of the Corporation and its management and business, for his/her/its own analysis of the merits and risks of such investment, and for his/her/its own analysis of the fairness and desirability of the terms of such investment.

Initial if True

(f)
The undersigned has adequate means of providing for the current needs of the undersigned and possible personal contingencies, and the undersigned has no need for liquidity with respect to the Convertible Debentures.

Initial if True

(g)
If the undersigned is an entity, it is authorized and otherwise duly qualified to acquire the Convertible Debentures.

Initial if True

(h)
The undersigned disclaims reliance on any statements made or information provided by the Corporation or any of its respective officers, employees, agents or representatives in the course of undersigned’s consideration of its subscription for the Convertible Debentures other than the statements and information that are set forth in the Subscription Agreement.

Initial if True

(i)
The undersigned and each beneficial purchaser on behalf of whom the undersigned is subscribing satisfies the requirements of one or more of the following categories of “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act [The undersigned should initial in the box to the left of each item applicable to the undersigned, and should insert “BP” in the box to the left of each item applicable to a beneficial purchaser]:

______ Category l.	A bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or
______ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or
______ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange of 1934, as amended; or
______ Category 4.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or
______ Category 5.	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or
______ Category 6.	An investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940; or
______ Category 7.	An investment company registered under the United States Investment Company Act of 1940, as amended; or
______ Category 8.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940, as amended; or
______ Category 9.	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended; or
______ Category 10.	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; or
______ Category 11.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S.$5,000,000; or

______ Category 12.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of U.S.$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are Accredited Investors; or
______ Category 13.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940, as amended; or
______ Category 14.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership or a limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S.$5,000,000; or

______ Category 15.	A director, executive officer or general partner of the Corporation; or
______ Category 16.

A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of that person’s purchase exceeds U.S.$ 1,000,000 (excluding the net value of the primary residence of the natural person, with such value being net of any mortgage or other indebtedness secured by the natural person’s primary residence); or

______ Category 17.

A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

______ Category 18.

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described under the Rule 506(b)(2)(ii) of Regulation D under the U.S. Securities Act; or

______ Category 19.	An entity in which all of the equity owners are accredited investors; or
______ Category 20.

An entity, of a type not listed in Categories 1-15, 19 or 20, not formed for the specific purpose of acquiring the securities offered, owning investments (as determined in accordance with Rule 2a51-1(b) under the Investment Company Act of 1940) in excess of U.S. $5,000,000; or

______ Category 21.

Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the U.S. Securities and Exchange Commission has designated, by order, as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this Category 22, the Commission will consider, among others, the following attributes:

(i) The certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii) The examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) Persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) An indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

The undersigned shall identify for the Corporation the certification, designation or credential on which the undersigned is relying for purposes of this Category 21, including the issuing organization or accredited educational institution, any applicable CRD, license or other identifying number, and any other information reasonably requested by the Corporation to verify the undersigned’s accredited investor status; or

______ Category 22.

Any natural person who is a “knowledgeable employee,” as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940, as amended, of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act; or

______ Category 23.	Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, as amended: (i) With assets under management in excess of $5,000,000,

(ii) That is not formed for the specific purpose of acquiring the securities offered, and

(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

______ Category 24.

Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, as amended, of a family office meeting the requirements in Category 24 and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (iii) of Category 24.

The representations, warranties, statements and certification made in this Certificate are true and accurate as of the date of this Certificate and will be true and accurate as of the Closing Time. If any such representation, warranty, statement or certification becomes untrue or inaccurate prior to the Closing Time, the undersigned shall give the Corporation immediate written notice thereof.

The undersigned agrees that the Subscription Agreement and this Certificate may not be cancelled, terminated, or revoked by the undersigned.

The undersigned acknowledges that the Corporation will be relying on this Certificate in connection with the Subscription Agreement.

Capitalized terms used in this Certificate but not defined have the meanings given to them in the Subscription Agreement.

[Signature page follows]

EXECUTED by the Subscriber this day of , 2026.

If a corporation, partnership or other entity: Signature of Authorized Signatory Name and Title of Signatory Name of Purchasing Entity Jurisdiction of Incorporation/Formation	If an individual: Signature Print Name Jurisdiction of Residence

SCHEDULE “F”

CONTACT INFORMATION FOR CANADIAN SECURITIES COMMISSIONS

Alberta Securities Commission

Suite 600, 250 – 5th Street SW

Calgary, Alberta T2P 0R4

Telephone: (403) 297-6454

Toll free in Canada: 1-877-355-0585

Facsimile: (403) 297-2082

British Columbia Securities Commission

P.O. Box 10142, Pacific Centre

701 West Georgia Street

Vancouver, British Columbia V7Y 1L2

Inquiries: (604) 899-6854

Toll free in Canada: 1-800-373-6393

Facsimile: (604) 899-6581

Email: inquiries@bcsc.bc.ca

The Manitoba Securities Commission

500 – 400 St. Mary Avenue

Winnipeg, Manitoba R3C 4K5

Telephone: (204) 945-2548

Toll free in Manitoba 1-800-655-5244

Facsimile: (204) 945-0330

Financial and Consumer Services Commission (New Brunswick)

85 Charlotte Street, Suite 300

Saint John, New Brunswick E2L 2J2

Telephone: (506) 658-3060

Toll free in Canada: 1-866-933-2222

Facsimile: (506) 658-3059

Email: info@fcnb.ca

Government of Newfoundland and Labrador

Financial Services Regulation Division

P.O. Box 8700

Confederation Building

2nd Floor, West Block

Prince Philip Drive

St. John's, Newfoundland and Labrador A1B 4J6

Attention: Director of Securities

Telephone: (709) 729-4189

Facsimile: (709) 729-6187

Government of the Northwest Territories

Office of the Superintendent of Securities

P.O. Box 1320

Yellowknife, Northwest Territories X1A 2L9

Attention: Deputy Superintendent, Legal & Enforcement

Telephone: (867) 920-8984

Facsimile: (867) 873-0243

Nova Scotia Securities Commission

Suite 400, 5251 Duke Street

Duke Tower

P.O. Box 458

Halifax, Nova Scotia B3J 2P8

Telephone: (902) 424-7768

Facsimile: (902) 424-4625

Government of Nunavut Department of Justice Legal Registries Division P.O. Box 1000, Station 570 1st Floor, Brown Building Iqaluit, Nunavut X0A 0H0 Telephone: (867) 975-6590 Facsimile: (867) 975-6594

Ontario Securities Commission

20 Queen Street West, 22nd Floor

Toronto, Ontario M5H 3S8

Telephone: (416) 593- 8314

Toll free in Canada: 1-877-785-1555

Facsimile: (416) 593-8122

Email: exemptmarketfilings@osc.gov.on.ca

Public official contact regarding indirect collection of information: Inquiries Officer

Prince Edward Island Securities Office 95 Rochford Street, 4th Floor Shaw Building P.O. Box 2000 Charlottetown, Prince Edward Island C1A 7N8 Telephone: (902) 368-4569 Facsimile: (902) 368-5283

Autorité des marchés financiers

800, Square Victoria, 22e étage

C.P. 246, Tour de la Bourse

Montréal, Québec H4Z 1G3

Telephone: (514) 395-0337 or 1-877-525-0337

Facsimile: (514) 873-6155 (For filing purposes only)

Facsimile: (514) 864-6381 (For privacy requests only)

Email: financementdessocietes@lautorite.qc.ca (For corporate finance issuers); fonds_dinvestissement@lautorite.qc.ca (For investment fund issuers)

Financial and Consumer Affairs Authority of Saskatchewan Suite 601 - 1919 Saskatchewan Drive Regina, Saskatchewan S4P 4H2 Telephone: (306) 787-5879 Facsimile: (306) 787-5899
Government of Yukon Department of Community Services Law Centre, 3rd Floor 2130 Second Avenue Whitehorse, Yukon Y1A 5H6 Telephone: (867) 667-5314 Facsimile: (867) 393-6251

SCHEDULE “G”

WIRE INSTRUCTIONS – US DOLLARS

[***]

SCHEDULE “H”

ELECTION TO APPLY EXISTING DEBENTURE PROCEEDS

Capitalized terms used but not defined in this Schedule “H” have the respective meanings ascribed to them in the Subscription Agreement to which this Schedule “H” is attached. For the purposes of this Schedule “H, “Existing Debentures” means the 9.9% senior unsecured convertible debentures of the Corporation due June 23, 2026.

1. Application of Existing Debenture Proceeds as Consideration

(a)
The Subscriber hereby confirms that US$____________1, representing:

____ all (check if applicable)

____ a portion (check if applicable)

of the aggregate outstanding principal amount and accrued and unpaid interest owing to the Subscriber under the Existing Debentures (the “Applied Amount”), shall, immediately prior to the Closing Time and without any further act or formality required on the part of any person, be applied toward and credited against the Subscription Amount payable by the Subscriber under the Subscription Agreement in lieu of a cash payment in respect of such amount. The Subscriber acknowledges and agrees that the application of the Applied Amount shall constitute valid and sufficient consideration for the issuance by the Corporation to the Subscriber of Convertible Debentures in an aggregate principal amount equal to the Applied Amount.

(b)
To the extent that the Subscription Amount payable by the Subscriber exceeds the Applied Amount, the balance of the Subscription Amount shall be payable in cash by the Subscriber by way of electronic money transfer in United States dollars in accordance with the wire instructions attached to the Subscription Agreement as Schedule “G”, on or before the date specified in Section 4.2(a) of the Subscription Agreement.
(c)
The Subscriber represents and warrants that it is the registered or beneficial holder of Existing Debentures with an aggregate outstanding principal amount and accrued and unpaid interest at least equal to the Applied Amount, with good, marketable and unencumbered title thereto, free and clear of any mortgage, lien, defect, pledge, claim, charge, hypothec, deed of trust, tax, right of first refusal, security interest, encumbrance, title retention agreement, option, equity, or other adverse claim.

2. Satisfaction, Discharge and Release

(a)
Upon the Closing, the Corporation's obligations under the Existing Debentures with respect to the Applied Amount (whether comprising principal, accrued and unpaid interest, or both) shall be deemed to have been irrevocably and unconditionally satisfied and discharged in full, and such Applied Amount shall be deemed to have been paid to the Subscriber and simultaneously applied by the Subscriber toward the Subscription Amount.
(b)
Effective as of the Closing, the Subscriber, with respect to the Applied Amount only, sells, assigns and transfers to the Corporation all right, title and interest in the Existing Debentures to the extent of the Applied Amount, and waives any and all other rights with respect to such portion of the Existing Debentures and releases and forever discharges the Corporation from any and all claims, suits, actions, proceedings, demands, or other liabilities, whether now known or unknown, that the Subscriber may now have, or may have in the future, arising out of, or related to, the Applied Amount, including any claims arising from any existing or past defaults under the Existing Debentures, or any claims that the Subscriber is entitled to receive additional, special or default interest with respect to the Applied Amount. Subject to receiving the Convertible Debentures subscribed for pursuant to the Subscription Agreement, the Subscriber agrees that it shall not take any steps to enforce any of its rights with respect to the Existing Debentures to the extent of the Applied Amount on or after the Closing Date.
(c)
For greater certainty, the release and discharge in Section 2(b) of this Schedule “H” shall apply only to the Applied Amount, and the rights and obligations of the Subscriber and the Corporation with respect to any remaining outstanding principal and/or accrued and unpaid interest under the Existing Debentures not comprising the Applied Amount shall not be affected by such release and discharge and shall continue to be governed by the terms of the Existing Debentures.

1 Amount provided herein must be equal to or less than the Subscription Amount.

Upon execution of this Schedule “H” by the Subscriber, this Schedule “H” shall be incorporated into and form a part of the Subscription Agreement to which this Schedule “H” is attached.

Dated:	Signed: _______

Print the name of Subscriber

If Subscriber is a corporation, print name and title of Authorized Signing Officer